Exhibit 4.6

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of April 1, 2009 (this “Second Supplemental Indenture”), among Bausch & Lomb Incorporated, a New York corporation (the “Issuer”), the Guarantors party to the Indenture (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee a Senior Notes Indenture (the “Original Indenture”), dated as of October 26, 2007, providing for the issuance of an unlimited aggregate principal amount of 9 7/8% Senior Notes due 2015;

WHEREAS, eyeonics, inc., a Delaware corporation, has heretofore executed and delivered to the Trustee a First Supplemental Indenture (the “First Supplemental Indenture”, and together with the Original Indenture, the “Indenture”) dated as of April 10, 2008 whereby eyeonics, inc. agreed to Guarantee the Issuer’s Obligations under the Notes;

WHEREAS, there are currently (i) $648,685,000 aggregate principal amount of Senior Notes in the form of two 144A Global Notes bearing Private Placement Legends and restricted CUSIP and ISIN numbers and (ii) $1,315,000 aggregate principal amount of Senior Notes outstanding in the form of a Regulation S Global Note bearing a Regulation S Temporary Global Note Legend and restricted CUSIP and ISIN numbers;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer (when authorized by a Board Resolution), the Guarantors and the Trustee, at any time and from time to time, may, without the consent of any Holder, enter into an indenture supplemental thereto to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.;

WHEREAS, the Issuer is authorized by Board Resolution to enter into this Second Supplemental Indenture;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture;

WHEREAS, in light of the amendments to Rule 144 under the Securities Act, the Issuer to amend and supplement the Indenture to (a) permit the transfer or exchange of beneficial interests in Restricted Global Note into or for a beneficial interest in an Unrestricted Global Note following the first anniversary of the issuance of such Restricted Global Note (except if such Restricted Global Note is held by an affiliate (within the meaning of Rule 144)), (b) adapt certain documentation or certification requirements relating to such transfers or exchanges, and (c) permit the issuance of a Global Note bearing unrestricted CUSIP and ISIN numbers in exchange for the existing Global Notes, which bear different CUSIP number and ISIN numbers.

WHEREAS, such action shall not adversely affect the interests of Holders in any material respect and shall benefit the interests of Holders.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

SECTION 1. Definitions, References. Unless otherwise specifically defined herein, each term used herein which is defined in the Indenture shall have the meaning assigned to such term in the Indenture. Except as amended and supplemented hereby, all of the terms of the Indenture shall remain in full force and effect and are hereby confirmed in all respects. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference, and each reference to “this Indenture” and each other similar reference, contained in the Indenture shall from and after the date hereof refer to the Indenture as amended by this Second Supplemental Indenture.

SECTION 2. Amendments Not Requiring Noteholder Consent.

(a)	The first sentence of the second paragraph of Section 2.01(c) of the Indenture is hereby amended by deleting the phrase “(A)” and the phrase “and (B) an Officer’s Certificate from the Issuer.”

(b)	Section 2.06(b)(ii) of the Indenture is hereby amended by adding the following sentence after the first sentence of such section:

“Notwithstanding anything to the contrary in this Section 2.06, following the first anniversary of the initial issuance of any Global Note, the Issuer may transfer or exchange the beneficial interest (except if such beneficial interest is held by an affiliate (within the meaning of the Securities Act)) in such Global Note for a beneficial interested in (x) an existing Global Note that does not bear a Private Placement Legend or (y) if at the time of such transfer of exchange no Global Note not bearing a Private Placement Legend exists, a new Global Note issued by the Issuer and not bearing a Private Placement Legend, in each case if, in the Issuer’s judgment, it is not necessary for such Global Note to bear a Private Placement Legend to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the written direction of the Issuer, shall authenticate and deliver such a new Global Note as provided in this Section 2.06 and such new Global Note shall cease to be a Restricted Global Note.”

2

(c)	Section 2.06(b)(iv)(D), Section 2.06(c)(iii)(D), Section 2.06(d)(ii)(D) and Section 2.06(e)(ii)(D) are hereby amended by adding the phrase “(other than a transfer or exchange occurring after the first anniversary of the issuance of the relevant Global Note)” immediately after the words “in each such case set forth in this subparagraph (D).”

(d)	Section 2.06(g)(i)(B) is hereby amended by adding the phrase “(b)(ii),” after the word “subparagraph.”

(e)	Section 2.13 of the Indenture is hereby amended by adding the following sentence after the first sentence of such section:

“The Issuer may, at any time and from time to time, issue one or more Notes bearing the same CUSIP and ISIN numbers, regardless of whether (i) such Notes are 144A Global Notes or Regulation S Global Notes or (ii) such Notes are issued in exchange for one or more Global Notes bearing different CUSIP and ISIN numbers.”

(f)	Section 3 of the Form of Certificate of Transfer (attached as Exhibit B to the Indenture) is hereby amended by adding the phrase “or” at the end of paragraph (c) and by adding the following phrase after paragraph (c):

“(d) [            ] such Transfer is being effected at least one year after the initial issuance of the relevant Note[s] and the Transferor is not an affiliate (within the meaning of Rule 144 under the Securities Act).”

(g)	Each of paragraphs (a), (b), (c) and (d) of Section 1 of the Form of Certificate of Exchange (attached as Exhibit C to the Indenture) is hereby amended by adding the phrase “(A)” immediately after the phrase “(iii)” and by adding the following phrase at the end of clause (iii):

“or (B) such Exchange is being effected at least one year after the initial issuance of the relevant Note[s] and the Owner is not an affiliate (within the meaning of Rule 144 under the Securities Act),”

SECTION 3. Effectiveness. This Second Supplemental Indenture will become effective on the date hereof; provided that each party hereto shall have executed and delivered a counterpart hereof to each other party.

SECTION 4. Counterparts. This Second Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 5. Section Headings. The section headings in this Second Supplemental Indenture are inserted for convenience only and shall not be part of this instrument.

3

SECTION 6. Interpretation. To the extent that the Indenture as supplemented by this Second Supplemental Indenture should be inconsistent with the terms and conditions of the Notes, the Indenture as supplemented shall govern.

SECTION 7. No Representations of Trustee. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

SECTION 8. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 9. Entire Agreement. This Second Supplemental Indenture and the Indenture hereby constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings relating to the subject matter hereof.

[Remainder of page intentionally left blank]

4

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective authorized officers as of the day and year first above written.

BAUSCH & LOMB INCORPORATED

By:

Name:	Jurij Z. Kushner
Title:	Corporate Vice President and Interim Chief Financial Officer
Date:	April 1, 2009

[Signature Page – Second Supplemental Indenture]

B&L CRL Inc.

B&L Financial Holdings Corp.

B&L SPAF Inc.

B & L Domestic Holdings Corp.

Bausch & Lomb China, Inc.

Bausch & Lomb International Inc.

Bausch & Lomb South Asia, Inc.

eyeonics, inc.

RHC Holdings, Inc.

Sight Savers, Inc.

Wilmington Management Corp.

each as a Guarantor

By:
Name:	Efrain Rivera
Title:	President
Date:	April 1, 2009

[Signature Page – Second Supplemental Indenture]

B&L VPLEX Holdings, Inc.

Bausch & Lomb Technology Corporation

each as a Guarantor

By:
Name:	Efrain Rivera
Title:	Vice President
Date:	April 1, 2009

[Signature Page – Second Supplemental Indenture]

Wilmington Partners L.P.

as a Guarantor

By: Wilmington Management Corp., its general partner

By:
Name:	Efrain Rivera
Title:	President
Date:	April 1, 2009

[Signature Page – Second Supplemental Indenture]

Iolab Corporation

as a Guarantor

By:
Name:	Stephen C. McCluski
Title:	President
Date:	April 1, 2009

[Signature Page – Second Supplemental Indenture]

Bausch & Lomb Realty Corporation

as a Guarantor

By:
Name:	Susan E. Topel-Samek
Title:	President
Date:	April 1, 2009

[Signature Page – Second Supplemental Indenture]

B&L Minority Dutch Holdings LLC

as a Guarantor

By: Bausch & Lomb International, Inc., its managing member

By:
Name:	Efrain Rivera
Title:	President
Date:	April 1, 2009

[Signature Page – Second Supplemental Indenture]

B&L CRL Partners L.P.

as a Guarantor

By: B&L CRL Inc., its managing general partner

By:
Name:	Efrain Rivera
Title:	President
Date:	April 1, 2009

[Signature Page – Second Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page – Second Supplemental Indenture]